Exhibit 99.1

Vermillion Announces FDA Clearance of Overa®, Second Generation OVA1®Test

CORRECTED PRESS RELEASE

New Design with Improved OVA1 Specificity and Test Interpretation, Supports the Drive to Eliminate Off-Label Use of CA 125 Biomarker for Pre-Surgical Assessment of Ovarian Cancer Risk

AUSTIN, Texas, March 21, 2016 -- Vermillion, Inc. (NASDAQ: VRML), a bio-analytical solutions company focused on gynecologic disease, announced today the receipt of 510(k) marketing clearance from the U.S. Food and Drug Administration (FDA) for the successor to Vermillion’s OVA1® test for determining ovarian cancer risk in conjunction with independent clinical and imaging assessment prior to planned surgery for a women with a pelvic mass. The Second Generation OVA1 test, previously referred to as “OVA2”, has been trademarked “Overa®.”

Overa replaces two of the five OVA1 biomarkers with HE4 and FSH in order to improve specificity and eliminate the need for physicians to determine menopausal status when interpreting the test. The test is run on a single Roche cobas 6000 platform, and like OVA1, stratifies patients into low- or high-risk of malignancy on a scale of zero to ten. Whereas other ovarian cancer tests such CA 125, ROMA and OVA1 require patient reported or physician determination of menopausal status, Overa uses a single cutoff of 5, irrespective of menopause. As a result, there is lower possibility of error or confusion, reducing physician work, and simplifying interpretation and patient counseling about the result. Now physicians can offer women even greater peace of mind with the improved specificity and simplified interpretation made possible by Overa.

“Many women still do not receive the proper initial treatment for ovarian cancer,” stated Dr. Robert Coleman, Department of Gynecologic Oncology and Reproductive Medicine, University of Texas MD Anderson Cancer Center. Dr. Coleman, the lead author of the soon to be published Overa clinical validation study added “Overa is specifically designed to help us know which patients are low risk for malignancy and to better identify patients who are at high risk for having a malignancy and, therefore, would benefit from care with a Gynecologic Oncologist.”

Vermillion’s chief medical officer, Dr. Judy Wolf, added, “Overa addresses a critical need for a ‘liquid biopsy’ test to aid in the pre-surgical detection of ovarian cancer across all stages, all ages and histological subtypes.  Overa’s improved performance, coupled with our upcoming publications on clinical validation, should position Vermillion to offer early access programs with major healthcare systems. We are working to develop carepath protocols and effective local guidelines that will continue to advance our campaign to accurately identify more women with ovarian cancer.”

Exhibit 99.1

“The FDA clearance of Overa represents a major achievement in Vermillion’s mission to provide a vastly improved pre-surgical assessment of the likelihood of malignancy for ovarian cancer,” said Valerie Palmieri, President and CEO of Vermillion. “As the first in its class to receive a second-generation FDA 510(k) clearance, Overa’s proven diagnostic technology running on Roche Cobas 6000, lays a solid foundation for worldwide product and portfolio development to enable more women to benefit from our technology.” Ms. Palmieri added.

Vermillion will report its fourth quarter and full year 2015 financial results on Thursday, March 24, 2016, rather than on Wednesday, March 30, 2016, as previously announced.  There will be an investor conference call and webcast at 8:30am Eastern on March 24, 2016 to discuss such financial results.

Conference Call and Webcast:

Thursday, March 24th @ 8:30am Eastern Time/5:30am Pacific

Domestic: 888-587-0615

International:719-325-2432

Conference ID:2472310

Webcast: http://public.viavid.com/index.php?id=118712

Replay - available through April 13, 2016

Domestic:877-870-5176

International: 858-384-5517

Conference ID:2472310

About Vermillion

Vermillion, Inc. is dedicated to the discovery, development and commercialization of novel high-value diagnostic and bio-analytical solutions that help physicians diagnose, treat and improve gynecologic health outcomes for women. Vermillion, along with its prestigious scientific collaborators, has diagnostic programs in gynecologic disease. The company's lead in vitro diagnostic test, Overa®, is a blood test to aid physicians in pre-surgical assessment of ovarian tumors for malignancy, using an innovative algorithmic approach.  Overa and its predecessor, OVA1, which was the first FDA-cleared, protein-based In Vitro Diagnostic Multivariate Index Assay, represent a new class of software-based liquid biopsy in vitro diagnostics. For additional information, including published clinical trials, visit www.vermillion.com.

About Overa®

"

Overa is a simple blood test cleared by the FDA to help physicians assess the likelihood of ovarian cancer when planning surgery for a suspicious pelvic mass. It is not a screening test; rather, Overa is to be used together with a physician’s overall clinical assessment to help guide pre-surgical risk assessment with FDA-cleared technology.

"	Overa measures the levels of five proteins found in the blood and then uses a proprietary software called OvaCalc® to calculate a single score. A woman’s risk of cancer is measured

Exhibit 99.1

by using a 0-10 scale with a single cut-off point of 5 eliminating the ambiguity in determining menopausal status. A high Overa score is not a diagnosis of cancer, rather it indicates an increased risk of malignancy when used as intended.

"

A low-risk Overa result may indicate a lower risk of malignancy. Together with clinical assessment, Overa offers physicians added confidence in predicting that a mass they intend to remove will be benign. The negative predictive value (NPV) of Overa combined with physician assessment was 97.7% (260/266 subjects) in the OVA500 study cohort (Coleman et al, 2016). The sensitivity of Overa combined with physician assessment was 93.5% (86/92) in the OVA500 study cohort (Coleman et al, 2016).

"

An elevated Overa test result may help physicians determine if a woman should be referred to a gynecologic oncologist for her surgery. A gynecologic oncologist is a gynecologist who has undergone extensive training and specializes in gynecological cancers. Studies have shown that women with ovarian malignancies can experience better outcomes when they are initially treated by a gynecologic oncologist. In the OVA500 validation study, specificity was 69.1% (277/401) alone and 64.8% (260/401) when combined with clinical assessment, both significantly higher than OVA1. As a result, the number of benign positive subjects was reduced by about one third. Positive predictive value (PPV) was 40.4% (84/208) alone and 37.9% (86/227) when combined with clinical assessment, also significantly higher than OVA1. This performance improvement may increase the efficiency of referrals over OVA1 without sacrificing referral effectiveness, as demonstrated by equivalent sensitivity and NPV between OVA1 and Overa

"	Overa has received CE mark for, and clearance to market in the European Union.

Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant a number of risks and uncertainties, including with respect to Vermillion’s ability to offer early access programs with major healthcare systems.  Words such as “may,” “expects,” “intends,” “anticipates,” “believes,” “estimates,” “plans,” “seeks,” “could,” “should,” “continue,” “will,” “potential,” “projects” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained in this press release are based on Vermillion's expectations as of the date of this press release. A variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. Factors that could cause actual results to materially differ from those projected in such forward-looking statements include but are not limited to factors that are described in Vermillion's Form 10-Q for the quarter ended September 30, 2015 filed with the Securities and Exchange Commission. Vermillion expressly disclaims any obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this press release, except as required by law.

Exhibit 99.1

Investor Relations Contact:

Michael Wood

LifeSci Advisors LLC

Tel 1-646-597-6983

mwood@lifesciadvisors.com